IMMUCOR, INC.

EXHIBITS


Exhibit 11.1  Statement re computation of per share earnings.



Primary income per share calculations:
                                   Three Months Ended     Nine Months Ended
                               Feb. 29,    Feb. 28,     Feb. 29,   Feb. 28,
                                 1996        1995         1996        1995


Net income                     $788,156    $719,980    $2,334,116  $1,856,569


Weighted average number of common
shares and common share
equivalents are as follows:
Weighted average common shares
  outstanding                 7,907,620   7,695,081    7,830,203   7,692,914
Shares issued from assumed exercise of
  options and warrants          745,471      51,637      780,028      63,677
Weighted average number of shares
  outstanding (as adjusted)   8,653,091   7,746,718    8,610,231   7,756,591



Net income per common
  and common equivalent share     $0.09       $0.09        $0.27       $0.24






Fully diluted income per share calculations:

                                 Three Months Ended       Nine Months Ended
                              Feb. 29,    Feb. 28,      Feb. 29,    Feb. 28,
                                 1996        1995         1996        1995


Net income                     $788,156    $719,980    $2,334,116  $1,856,569


Weighted average number of common
shares and common share
equivalents are as follows:
Weighted average common shares
  outstanding                 7,907,620   7,695,081    7,830,203   7,692,914
Shares issued from assumed exercise of
  options and warrants          976,944      51,637      971,085      63,677
Weighted average number of shares
  outstanding (as adjusted)   8,884,564   7,746,718    8,801,288   7,756,591



Net income per common
  and common equivalent share     $0.09       $0.09        $0.27       $0.24






Note: shares issued from assumed exercise of options and warrants include the number of incremental shares which result from applying the "treasury stock method" for options and warrants in 1996 and 1995, APB 15, paragraph 36.